Zymeworks Provides Corporate Update and Reports Year-End 2021 Financial Results

•Enrollment on track for both pivotal trials of zanidatamab in 1L gastroesophageal adenocarcinoma (GEA) and 2L biliary tract cancer (BTC).
•Announced submission of abstracts for upcoming clinical data for the 2022 American Society for Clinical Oncology (ASCO) Annual Meeting.
•Financial position strengthened and cash runway extended following successful completion of equity offering in January.
•Announced Chris Astle, PhD as new Chief Financial Officer, with Neil Klompas continuing as Chief Operating Officer.
•Expected to exceed the previously announced workforce reduction of at least 25% by March 1, 2022, ahead of schedule.
•Will host conference call with management today at 4:30 p.m. ET.

Vancouver, Canada and Seattle, Washington (February 24, 2022) – Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company developing next-generation multifunctional biotherapeutics, today reported financial results for the year ended December 31, 2021 and provided a summary of recent business highlights.

“Since assuming my new role a month ago, I am pleased with our progress to focus on our key strategic priorities and improve our operational performance in order to deliver exceptional results for patients and our investors,” said Kenneth Galbraith, Zymeworks’ Chair and Chief Executive Officer. “During 2022 and 2023, we expect to deliver on a number of potential value-driving milestones across the organization through forming new partnerships and collaborations, accelerating enrollment of our two ongoing pivotal trials for zanidatamab, reporting data catalysts for both zanidatamab and ZW49, and showcasing new product candidates developed from our novel platforms.”

Business Highlights and Recent Developments
Clinical Program Highlights
“This year will be important for progressing our two clinical-stage product candidates, including the reporting of additional clinical data on both zanidatamab and ZW49,” said Neil Klompas, Zymeworks' Chief Operating Officer. “We look forward to achieving full enrollment for our pivotal trial in BTC by the middle of 2022 and to sharing additional data on our two clinical-stage product candidates at major medical meetings over the course of the next year.”

•Zanidatamab Advances with Two Pivotal Trials.
HERIZON-GEA-01, a pivotal study evaluating zanidatamab in 1L HER2-positive GEA, continues to enroll patients based on confirmatory data presented in September 2021 at ESMO in the 1L GEA setting for zanidatamab in combination with chemotherapy. These data position zanidatamab as a potential new standard of care in the first-line setting, and enrollment for HERIZON-GEA-01 continues with plans to complete by the end of 2023. HERIZON-BTC-01, a pivotal study evaluating zanidatamab in previously-treated advanced HER2-amplified BTC, continues to enroll patients and we expect to complete enrollment by mid-2022.

•Multiple data catalysts in 2022 to be presented at major medical meetings, including ASCO.
Zymeworks, along with our partner BeiGene, has submitted abstracts to be presented at the 2022 ASCO Annual Meeting in June. Subject to acceptance of these abstracts, we look forward to sharing important new data from the clinical development program for zanidatamab. In addition, Zymeworks will host a conference call discussing results of these studies after the completion of the 2022 ASCO Annual Meeting.

•ZW49 Continues to Advance Towards Clinical Data Readout in H2 2022.
Zymeworks’ second clinical-stage asset and first biparatopic HER2-targeting antibody-drug conjugate, ZW49, has completed enrollment of 30 patients in the expansion cohorts targeting 2.5 mg/kg every three weeks. The weekly dosing regimen continues to progress with no dose-limiting toxicities observed to date. We plan to present the results and recommended development path forward at a major medical meeting in the second half of 2022.

Continued Focus on Partnerships and Collaboration
We remain focused on driving value through executing new partnerships and collaborations to support the development of our clinical-stage product candidates, zanidatamab and ZW49, and advancing new antibody-drug conjugate (ADC) or multispecific product candidates based on our novel, next-generation multifunctional therapeutic platforms. We continue to prioritize partnerships and collaborations to fund our operations and further strengthen our financial position.

Throughout 2021 our partnerships continued to advance into the clinical setting, reflected by the receipt of milestone payments in conjunction with Janssen initiating clinical studies with two bispecific antibodies using the Azymetric™ and EFECT™ platforms, and BeiGene initiating the pivotal study, HERIZON-GEA-01, in its territory. In tandem, we recognized partnership revenues from the amendment of the Iconic/Exelixis sub-licensing agreement for a ZymeLink™ ADC. Zymeworks has multiple active collaborations with over $8 billion in potential milestone payments in addition to royalties on potential product sales and has received over $235 million to date.

Corporate Updates
We continue to deliver upon our previously announced cost-efficiency measures and reduction in workforce and expect to exceed our target of reducing employee headcount by at least 25% by March 1, 2022.

With a more focused and efficient workforce, combined with a reduction in operational expenses and the proceeds from our public offering that closed on January 31, we are updating our cash runway guidance into the second half of 2023. Additionally, as we realize additional efficiencies across the organization, and continue to execute on our partnering and monetization initiatives, we expect to be able to extend our cash runway further, and look forward to providing updates in further communications.

In addition, we are pleased to announce that effective immediately, Chris Astle, PhD will be promoted to Senior Vice President and Chief Financial Officer, joining our executive team. Mr. Klompas will continue in the role of Chief Operating Officer.

Chris joined the finance group at Zymeworks in 2021 after relocating from Seattle where he previously served as Vice President at Alder Pharmaceuticals (sold to Lundbeck in 2019 for $1.6 billion). He began his career in the UK, including holding financial positions with Allergan and Gilead. Chris is a Chartered Accountant in the UK and holds a PhD in organic chemistry from the University of Bristol.

“I am thrilled to continue working with Chris in his new position as Senior Vice President and CFO,” said Neil Klompas, Chief Operating Officer. “Following the successful hand off of the CFO role, one I have held since 2007, our senior management team will be better positioned to focus on delivering results against the key strategic priorities of our business. We look forward to reporting to our investors on our performance in the weeks and months ahead.”

Financial Results for the Year Ended December 31, 2021
Zymeworks’ revenue relates primarily to non-recurring upfront fees, expansion payments or milestone payments from collaboration and license agreements, which can vary in timing and amount from period to period, as well as payments for research and development support. Revenue was $26.7 million in 2021 compared to $39.0 million in 2020. Revenue for 2021 included $8.0 million from BeiGene for a development milestone, $8.0 million from Janssen for two development milestones, $5.0 million from Iconic for partner revenue and $5.7 million from our partners for research and development support under cost sharing arrangements. Revenue for 2020 included $15.0 million from BeiGene for development milestones, $12.0 million from BMS for an expansion fee, $4.0 million from Iconic for partner revenue and $8.0 million from our partners for research and development support under cost sharing arrangements.

We anticipate continuing to receive revenue from our existing and future strategic partnerships, including technology access fees and milestone-based payments. However, our ability to receive these payments is dependent upon either Zymeworks or our collaborators successfully completing specified research and development activities.

Research and development expense was $199.8 million in 2021 compared to $171.2 million in 2020. The increase was primarily due to higher salary and benefit expenses from additional headcount, as well as an increase in zanidatamab clinical trials and other preclinical and research and development expenses which were partially offset by a decrease in drug manufacturing activities. Research and development expenses in 2021 included non-cash stock-based compensation expense of $20.1 million from equity-classified equity awards and a $4.6 million recovery from the non-cash mark-to-market revaluation of certain historical liability-classified equity awards. Excluding stock-based compensation, research and development expenses increased on a non-GAAP basis by $25.4 million for the year ended December 31, 2021 compared to 2020.
We expect research and development expenditures to fluctuate over time in line with the advancement, expansion and completion of the clinical development of our product candidates, as well as our ongoing preclinical research activities.

General and administrative expense was $42.6 million in 2021 compared to $55.2 million in 2020. General and administrative expense included non-cash stock-based compensation expense of $18.2 million from equity-classified equity awards and a $23.8 million recovery from the non-cash mark-to-market revaluation of certain historical liability-classified equity awards. Excluding stock-based compensation expense, general and administrative expense increased on a non-GAAP basis by $9.1 million year over year primarily due to higher salary and benefit expenses from additional headcount, and professional fees, partially offset by a U.S. state sales tax refund recognized in 2021.

In January 2022, we announced that future spending will be focused on our key strategic priorities. In response to this focusing of priorities, we also announced a reduction in workforce of at least 25% to be achieved by the end of 2022. We expect the prioritization and reduction in workforce should result in lower overall spending levels for 2022 and 2023, after accounting for restructuring costs.

Net loss was $211.8 million in 2021 compared to $180.6 million in 2020. The increase in net loss was primarily due to the increases in research and development expenses and decrease in revenue and interest income partially offset by lower general and administrative expense.
As of December 31, 2021, Zymeworks had $252.6 million in cash resources consisting of cash, cash equivalents and short-term investments, which excludes $107.6 million in net proceeds received from our public offering that closed on January 31, 2022. Based on our current operating plan, we believe that our current cash resources, in combination with the anticipated cost savings from the reduction in workforce, proceeds from our public offering, and proceeds from other collaboration payments we anticipate receiving, will enable us to fund our planned operations into the second half of 2023 and potentially beyond.

About Zymeworks Inc.
Zymeworks is a clinical-stage biopharmaceutical company dedicated to the discovery, development and commercialization of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, zanidatamab, is a novel Azymetric™ HER2-targeted bispecific antibody currently being evaluated in multiple Phase 1, Phase 2, and pivotal clinical trials globally as a targeted treatment option for patients with solid tumors that express HER2. Zymeworks’ second clinical candidate, ZW49, is a novel bispecific HER2‑targeted antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of zanidatamab with Zymeworks’ proprietary ZymeLink™ linker and cytotoxin. Zymeworks is also advancing a deep preclinical pipeline in oncology (including immuno-oncology agents) and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with global biopharmaceutical companies. For more information on our ongoing clinical trials visit www.zymeworksclinicaltrials.com. For additional information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on Twitter.

Cautionary Note Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include, but are not limited to, statements that relate to Zymeworks’ implementation of its strategic priorities, Zymeworks’ clinical development of its product candidates, related clinical trials, anticipated clinical data presentations, potential therapeutic effects of zanidatamab and its other product candidates, expected financial performance and future financial position, the commercial potential of technology platforms and product candidates, anticipated continued receipt of revenue from existing and future partners, Zymeworks’ preclinical pipeline, anticipated sufficiency of cash resources and other potential sources of cash to fund Zymeworks’ planned operations into the second half of 2023 and potentially beyond, the anticipated completion of, scope of and potential cost savings from its announced targeted reduction in workforce, Zymeworks’ ability to execute new collaborations and partnerships and other information that is not historical information. When used herein, words such as “plan”, “expect”, “may”, “continue”, “anticipate”, “potential”, “will”, “upcoming”, “progress”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation: the impact of the COVID-19 pandemic on Zymeworks’ business, research and clinical development plans and timelines and results of operations, including impact on its clinical trial sites, collaborators, and contractors who act for or on Zymeworks’ behalf, may be more severe and more prolonged than currently anticipated; clinical trials may not demonstrate safety and efficacy of any of Zymeworks’ or its collaborators’ product candidates; any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; the impact of new or changing laws and regulations; market conditions; Zymeworks’ assumptions regarding its financial condition or future financial performance may be incorrect; Zymeworks may fail to successfully implement the reduction in force, may be delayed in completing the reduction in force or may not recognize the anticipated cost savings; inability to maintain or enter into new partnerships or strategic collaborations and the factors described under “Risk Factors” in Zymeworks’ quarterly and annual reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its year ended December 31, 2021, which the Company anticipates filing on or about the date hereof (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

ZYMEWORKS INC.
Consolidated Statements of Loss and Comprehensive Loss
(Expressed in thousands of U.S. dollars except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)
Revenue
Research and development collaborations	$19,870	$15,680	$26,680	$38,951
Operating expenses:
Research and development	54,865	40,075	199,752	171,203
General and administrative	5,854	13,150	42,561	55,216
Impairment on acquired IPR&D	—	—	—	—
Total operating expenses	60,719	53,225	242,313	226,419
Loss from operations	(40,849)	(37,545)	(215,633)	(187,468)
Other (expense) income, net	326	(187)	3,274	7,345
Loss before income taxes	(40,523)	(37,732)	(212,359)	(180,123)
Income tax (expense) recovery, net	1,371	(161)	516	(429)
Net loss and comprehensive loss	$(39,152)	$(37,893)	$(211,843)	$(180,552)
Net loss per common share:
Basic	(0.76)	(0.74)	(4.11)	(3.58)
Diluted	(0.95)	(0.74)	(4.61)	(3.58)
Weighted-average common shares outstanding:
Basic	51,841,032	51,136,942	51,553,869	50,382,497
Diluted	52,226,549	51,136,942	52,131,596	50,382,497

ZYMEWORKS INC.
Selected Consolidated Balance Sheet Data
(Expressed in thousands of U.S. dollars)

	December 31, 2021	December 31, 2020

Cash, cash equivalents, short-term investments and certain long-term investments	$252,608	$451,557
Working capital	216,367	369,410
Total assets	389,132	538,376
Accumulated deficit	(683,104)	(471,261)
Total shareholders’ equity	249,094	409,922

NON-GAAP FINANCIAL MEASURES
In addition to reporting financial information in accordance with U.S. generally accepted accounting principles (“GAAP”) in this press release, Zymeworks is also reporting normalized expenses and normalized loss per share, which are non-GAAP financial measures. Normalized expenses and normalized loss per share are not defined by GAAP and should not be considered as alternatives to net loss, net loss per share or any other indicator of Zymeworks’ performance required to be reported under GAAP. In addition, Zymeworks’ definitions of normalized expenses and normalized loss per share may not be comparable to similarly titled non-GAAP measures presented by other companies. Investors and others are encouraged to review Zymeworks’ financial information in its entirety and not rely on a single financial measure. As defined by Zymeworks, normalized expenses represent total research and development expenses and general and administrative expenses adjusted to exclude non-cash stock-based compensation expenses for equity and liability- classified equity instruments.
Normalized expenses are a non-GAAP measure that Zymeworks believes is useful because it excludes those items that Zymeworks believes are not representative of Zymeworks’ operating performance.
GAAP to Non-GAAP Reconciliations
(Expressed in thousands of U.S. dollars except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Research and development expenses	$54,865	$40,075	$199,752	$171,203
Stock based compensation for equity-classified instruments	(4,401)	(3,619)	(20,090)	(12,299)
Stock based compensation for liability-classified instruments	1,461	485	4,646	6
Normalized research and development expenses (Non-GAAP basis)	$51,925	$36,941	$184,308	$158,910

General and administrative expenses	$5,854	$13,150	$42,561	$55,216
Stock based compensation for equity-classified instruments	(3,924)	(3,942)	(18,184)	(14,645)
Stock based compensation for liability-classified instruments	8,753	980	23,758	(1,416)
Normalized general and administrative expenses (Non-GAAP basis)	$10,683	$10,188	$48,135	$39,155

Net loss per common share – Basic	$(0.76)	$(0.74)	$(4.11)	$(3.58)
Stock based compensation for equity-classified instruments	0.16	0.15	0.74	0.53
Stock based compensation for liability-classified instruments	(0.20)	(0.03)	(0.55)	0.03
Normalized net loss per common share – Basic (Non-GAAP basis)	$(0.80)	$(0.62)	$(3.92)	$(3.02)

Net loss per common share – Diluted	$(0.95)	$(0.74)	$(4.61)	$(3.58)
Stock based compensation for equity-classified instruments	0.16	0.15	0.73	0.53
Stock based compensation for liability-classified instruments	(0.20)	(0.03)	(0.54)	0.03
Normalized net loss per common share – Diluted (Non-GAAP basis)	$(0.99)	$(0.62)	$(4.42)	$(3.02)

Contacts:

Investor Inquiries:
Ryan Dercho, Ph.D.
(604) 678-1388
ir@zymeworks.com

Jack Spinks
(604) 678-1388
ir@zymeworks.com

Media Inquiries:
Diana Papove
(604) 678-1388
media@zymeworks.com